Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Botetourt Bankshares, Inc. on Form S-3 of our report dated March 24, 2009, which appears in their Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to our firm under the caption “Experts” in this Registration Statement.

/s/ Elliott Davis, LLC

Galax, Virginia September 9, 2009